                                                                EXHIBIT 3.5


                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    Merging

                      CENTENNIAL CARIBBEAN HOLDING CORP.
                          (a New Jersey corporation)

                                 With and Into

                  CENTENNIAL PUERTO RICO WIRELESS CORPORATION
                           (a Delaware corporation)

                        Pursuant to Section 253 of the
                    General Corporation Law of the State of
                                   Delaware


          Centennial Cellular Wireless Holding Corp., a New Jersey corporation, ("Holding Corp."), does hereby certify the following facts relating to the merger (the "Merger") of Holding Corp. with and into Centennial Puerto Rico Wireless Corporation, a Delaware corporation ("Wireless Corp."), with Wireless Corp. remaining as the surviving corporation:

          FIRST: Holding Corp. is incorporated pursuant to the New Jersey Business Corporation Act ("NJBCA") and Wireless Corp. is incorporated pursuant to the General Corporation Law of the State of Delaware ("DGCL").

          SECOND: That Holding Corp. owns one hundred percent (100%) of all of the outstanding shares of each class of capital stock of Wireless Corp.

          THIRD: That Holding Corp., by the following resolutions of its Board of Directors, duly adopted by unanimous written consent dated February 28, 2000 pursuant to Section 14A:6-7.1(5) of the NJBCA, determined to merge itself into Wireless Corp., with Wireless Corp. being the surviving corporation (the "Surviving Corporation"), but its name shall be Centennial Caribbean Holding Corp.:

               WHEREAS, it is desired that Centennial Cellular Wireless Holding Corp., a New Jersey corporation ("Holding Corp.") be merged with and into its wholly owned subsidiary, Centennial Puerto Rico Wireless Corporation, a Delaware corporation ("Wireless Corp.");

               WHEREAS, the Board of Directors of Holding Corp. deems it advisable and in the best interests of Holding Corp. and its sole stockholder that Holding Corp. be merged with and into Wireless Corp. pursuant to Section 253 of the DGCL and Section 14A:10-7 of the NJBCA, with Wireless Corp. being the surviving corporation (the ASurviving Corporation");

               NOW, THEREFORE, BE IT AND IT HEREBY IS

               RESOLVED, that Holding Corp. be merged with and into Wireless Corp. (the "Merger"); and further

               RESOLVED that in accordance with Section 103(d) of the DGCL the Certificate of Ownership and Merger shall be filed with the Secretary of State of the State of Delaware and in accordance with Section 14A:10-5.1(4) of the NJBCA, the Certificate of Merger shall be filed with the Treasurer of the State of New Jersey; and further

               RESOLVED that in accordance with Section 103(d) of the DGCL and
          Section 14A:10-5.1(4) of the NJBCA, the Merger shall become effective (the "Effective Time") as of 8:00 am, eastern time, on February 29, 2000.

               RESOLVED that the Certificate of Incorporation and By-Laws of Wireless Corp. shall be the Certificate of Incorporation and By-Laws, respectively, of the Surviving Corporation as in effect at the Effective Time, except that Article FIRST of the Certificate of Incorporation is hereby amended to read as follows: The name of the corporation is "Centennial Caribbean Holding Corp."; and further

               RESOLVED that at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                    (i) Each share of Common Stock, par value $1.00 per share, of Holding Corp. outstanding immediately prior to the Effective Time and the certificate formerly representing such share shall be converted into and shall thereafter evidence one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $1.00 per share, of the Surviving Corporation;

                    (ii) Each share of Common Stock, par value $1.00 per share, of Wireless Corp. outstanding immediately prior to the Effective Time and the certificate formerly representing such share shall be canceled;

                    (iii) The Directors of Wireless Corp. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, until their successors shall be duly elected or appointed and shall duly qualify; and further

               RESOLVED that the proper officers of Holding Corp. be, and they hereby are, directed to make and execute a Certificate of Merger and a Certificate of Ownership and Merger setting forth a copy of the resolutions to so merge Holding Corp. with and into Wireless Corp. and the date of adoption thereof, and to cause the same to be filed with the Treasurer of the State of New Jersey and the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of New Jersey or the State of Delaware, which may be necessary or proper to effect said merger.

          FOURTH: That the Merger described herein has been approved by the sole shareholder of Holding Corp. by written consent.

          FIFTH: The Certificate of Incorporation and By-Laws of Wireless Corp. shall be the Certificate of Incorporation and By-Laws, respectively, of the Surviving Corporation as in effect at the Effective Time, except that Article FIRST of the Certificate of Incorporation is hereby amended to read as follows: The name of the Corporation is "Centennial Caribbean Holding Corp."

          SIXTH:   As soon as practicable, the parties hereto shall file this
     Certificate of Ownership and Merger with the Secretary of State of the State of Delaware. In accordance with Section 103(d) of the DGCL, the Merger shall become effective (the "Effective Time") as of 8:00 am, eastern time, on February 29, 2000.

                                     * * *

          IN WITNESS WHEREOF, Holding Corp. has caused this certificate to be signed by its authorized officer, this 28th day of February, 2000.



                              CENTENNIAL CELLULAR WIRELESS HOLDING CORP.



                              By:    /s/ PETER W. CHEHAYL
                                  ---------------------------
                                         Peter W. Chehayl
                                         Vice President

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                      of

                      LAMBDA COMMUNICATIONS, INCORPORATED
                          (a Puerto Rico Corporation)

                                     into

                  CENTENNIAL PUERTO RICO WIRELESS CORPORATION
                           (a Delaware Corporation)



IT IS HEREBY CERTIFIED THAT:

     1. Centennial Puerto Rico Wireless Corporation (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

     2. The Corporation is the owner of all of the outstanding shares of stock of Lambda Communications, Incorporated, which is a business corporation of the Commonwealth of Puerto Rico.

     3. The laws of the jurisdiction of organization of Lambda Communications, Incorporated permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

     4. The Corporation hereby merges Lambda Communications, Incorporated into the Corporation.

     5. The following is a copy of the resolutions adopted on August 6, 1999 by the Board of Directors of the Corporation to merge the said Lambda Communications, Incorporated into the Corporation:

          RESOLVED, that Lambda Communications, Incorporated be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Lambda Communications, Incorporated be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Lambda Communications, Incorporated in its name.

          RESOLVED, that this Corporation assume all of the obligations of Lambda Communications, Incorporated.

          RESOLVED, that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of

          Delaware, by the laws of the Commonwealth of Puerto Rico, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Lambda Communications, Incorporated and of this Corporation and in any other appropriate jurisdiction.


Executed on this 6th day of August, 1999

                                             CENTENNIAL PUERTO RICO WIRELESS
                                             CORPORATION


                                             s/ Peter W. Chehayl
                                             -------------------------------
                                                Peter W. Chehayl
                                                Vice President

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF
                                      --

                  CENTENNIAL PUERTO RICO WIRELESS CORPORATION
                  -------------------------------------------



          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter called the
          -----
"corporation") is CENTENNIAL PUERTO RICO WIRELESS CORPORATION.

          SECOND:  The address, including street, number, city, and county, of
          ------
the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19904, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:  The total number of shares of stock which the corporation
          -------
shall have authority to issue is one thousand. The par value of each of such shares is one dollar. All such shares are of one class and are shares of Common Stock.

          No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for any unissued stock of any class, or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of any class of the corporation, or bonds, certificate of indebtedness, debentures, or other securities convertible into stock of any class of the corporation, or carrying any right to purchase stock of any class of the corporation, but any such unissued stock or any such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion.

          FIFTH:  The name and the mailing address of the incorporator are as
          -----
follows:

     NAME                MAILING ADDRESS
     ----                ---------------

Athena Amaxas            375 Hudson Street, 11th Floor
                         New York, New York 10014

          SIXTH:  The corporation is to have perpetual existence.
          -----

          SEVENTH:  For the management of the business and for the conduct of
          -------
the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need by written ballot.

          2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of (S) 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of (S) 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding shares of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of ' 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          EIGHTH:  The personal liability of the directors of the corporation is
          ------
hereby eliminated to the fullest extent permitted by the provision of paragraph
(7) of subsection (b) of (S) 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          NINTH:  The corporation shall, to the fullest extent permitted by the
          -----
provisions of (S) 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, to as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          TENTH:  From time to time any of the provisions of this certificate of
          -----
incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on June 1, 1995.

                                   _______________________________________
                                               Incorporator